Exhibit 99.1

INmune Bio to Participate in Dermatologic Rare Disease Panel at the Maxim Growth Summit 2025

Boca Raton, FL, Oct. 14, 2025 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB), a clinical-stage inflammation and immunology company, today announces that David Moss, Chief Executive Officer will participate in a Dermatologic Rare Disease Panel at the Maxim Growth Summit presented by Maxim Group LLC.  The Summit is being held on October 22 – 23, 2025 at the Hard Rock Hotel in New York City.

The panel will be moderated by Jason McCarthy, Ph.D., Senior Managing Director, Head of Biotechnology Research.  Mr. Moss will discuss Inmune Bio’s CORDStrom™,  the company’s advanced cell platform for the systematic treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB), an ultra-rare pediatric disease affecting nearly every organ in the body except the brain.

Date:	October 22, 2025

Time:	8:30am ET

Register:	https://www.meetmax.com/sched/event_124447/conference_register.html

Mr. Moss will be available for one-on-one meetings throughout the conference.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. The second program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa. The third program, INKmune®, is designed to prime a patient’s natural killer cells to eliminate minimal residual disease in patients with cancer and is currently in a trial in metastatic castration-resistance prostate cancer. To learn more, please visit www.inmunebio.com.

About Maxim Group LLC

Maxim Group LLC is a full-service investment banking, securities and wealth management firm headquartered in New York. The independent and employee-owned firm provides a full array of financial services including investment banking; private wealth management; and global institutional equity, fixed-income and derivatives sales & trading, equity research and prime brokerage services. Maxim Group LLC is a registered broker-dealer with the U.S. Securities and Exchange Commission (SEC) and the Municipal Securities Rulemaking Board (MSRB) and is a member of FINRA, SIPC, and NASDAQ. To learn more about Maxim Group LLC, visit maximgrp.com.

For more information and a complete agenda of the Maxim Growth Summit, please visit www.maximgrp.com/2025-growth-summit

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release related to the development or commercialization of product candidates and other business and financial matters, including without limitation, trial results and data, including the results of the Phase 2 MINDFuL trial, the timing of key milestones, future plans or expectations for the treatment of diseases, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to several risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements because of these risks and uncertainties. CORDstrom™, XPro1595 (XPro™, pegipanermin), and INKmune®™ have either finished clinical trials, are still in clinical trials or are preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contacts:

David Moss

Chief Executive Officer

(858) 964-3720

info@inmunebio.com

Daniel Carlson

Head of Investor Relations

(415) 509-4590

dcarlson@inmunebio.com